BodyTel Scientific, Inc. listed on Germany’s largest stock exchange

Company commences trading on Frankfurt Stock Exchange

Henderson, NV – February 19, 2007- BodyTel Scientific, Inc. (OTCBB:BDYT), a company focused on the development of innovative wireless products for monitoring diabetes, is now listed on Germany’s largest stock exchange.

BodyTel Scientific, Inc. today announced the appointment of Concord Financial Intermediary GmbH to list its shares for trading on the Frankfurt Stock Exchange. This will be a dual listing as BodyTel Scientific, Inc. shares will continue to trade on the Nasdaq Stock Exchange's OTCBB market. The Company’s WKN (Wertpapierkennnummer) is A0MKD5 and ISIN Number is US0970001.

Commenting on today's announcement, Benny Lee, BodyTel Scientific, Inc. President and CEO, stated: "We are delighted to work with a partner with the skills and experience of Concord Financial Intermediary GmbH. It is an independent financial boutique firm with a solid and growing customer base, with headquarters in Frankfurt. This makes them an ideal partner for BodyTel Scientific, Inc. to target the German market."

Lee continued, "The German market is important to BodyTel Scientific, Inc. because of its size and our long-term European expansion plans. We look forward to successfully bringing awareness to the Company's stock in Germany, using a German symbol, a price quoted in Euros and a renowned German partner."

Lee added, “The Frankfurt Stock Exchange is one of the biggest and most efficient exchanges in the world and now European investors will have the access needed to participate in the company’s growth”.

About Frankfurt Stock Exchange

FWB Frankfurter Wertpapierbörse (Frankfurt Stock Exchange), is one of the world's largest trading centers for securities. With a share in turnover of around 90 percent, it is the largest of the eight German stock exchanges. Deutsche Börse AG operates the Frankfurt Stock Exchange, an entity under public law. In this capacity it ensures the smooth functioning of exchange trading.

The Frankfurt Stock Exchange facilitates advanced electronic trading, settlement and information systems. Thus, it is able to meet the steadily growing requirements of cross-border trading. Besides traditional floor trading, it has in Xetra one of the leading electronic trading platforms in the world. With the launch of Xetra in 1997, the Frankfurt Stock Exchange succeeded not only in strengthening its own competitive position, it also created attractive framework conditions for foreign investors and market participants.  Today, the Frankfurt Stock Exchange is an international trading center. This is also reflected in its member structure. Some 140 of around 300 market participants come from abroad.

About BodyTel Scientific, Inc.

BodyTel Scientific Inc. is a company focused on the development of innovative wireless healthcare products. BodyTel offers a complete system of wireless meters covering all relevant data from blood glucose, blood pressure, weight and diet to assist healthcare providers in monitoring the health of their patients suffering from diabetes.

Forward-Looking Statements

Statements regarding the Company's business which are not historical facts are ``forward-looking statements'' that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward-looking statements in this press release include that BodyTel’s mission is to become a market leader in providing innovative higher quality diabetes monitoring products and services to diabetic patients and their physicians and that our primary product is a true wireless monitoring device that provides a higher quality testing, reporting and monitoring system than any currently being offered in the market. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete and we may not have sufficient funding to further develop and/or market our technology. Readers are directed to the BodyTel Scientific, Inc.'s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed December 14, 2006 under our prior name Sellcell.net which outlined the company's current business for further information and factors that may affect BodyTel Scientific Inc.'s business and results of operations as well as the Company's form 10-KSB filed on December 15, 2006. BodyTel Scientific Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

ZA Consulting Inc.

Investors Relations

David Zazoff

212-505-5976